As filed with the Securities and Exchange Commission on November 16, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-1015226
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3503 NW 63RD Street, Suite 500

Oklahoma City, Oklahoma 73116

(405) 235-4546

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Foster, Esq.

Executive Vice President and General Counsel

LSB Industries, Inc.

3503 NW 63rd Street, Suite 500

Oklahoma City, Oklahoma 73116

(405) 235-4546

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig E. Marcus

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value of $0.10 per share (2)	(3)	(4)	(4)	(3)
Preferred Shares (2)	(3)	(4)	(4)	(3)
Depositary Shares (2)	(3)	(4)	(4)	(3)
Subscription Rights (2)	(3)	(4)	(4)	(3)
Debt Securities (2)	(3)	(4)	(4)	(3)
Warrants (2)	(3)	(4)	(4)	(3)
Purchase Contracts (2)	(3)	(4)	(4)	(3)
Units (2)	(3)	(4)	(4)	(3)
Total			$200,000,000(5)	$18,540(5)

(1)	The securities covered by this registration statement to be sold by the Registrant may be sold separately or in any combination with other securities registered under this registration statement.
(2)

The securities being registered hereunder consist of such indeterminate number or principal amount of (i) shares of common stock, par value $0.10 per share (“Common Stock”), (ii) preferred shares, (iii) depositary shares representing fractional interests in preferred shares, (iv) subscription rights to purchase shares of Common Stock, preferred shares, depositary shares, debt securities, warrants, purchase contracts or units or any combination thereof, (v) debt securities, including convertible debt securities, as may be determined from time to time at indeterminate prices, (vi) warrants to purchase shares of Common Stock, preferred shares or debt securities, (vii) purchase contracts to purchase shares of Common Stock, preferred shares or depositary shares and (viii) units consisting of any combination of the foregoing. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $200,000,000 or, if any debt securities are issued at an original issue discount, such greater amount as will result in an aggregate offering price of $200,000,000, less the aggregate dollar amount of all securities previously issued pursuant to this registration statement.

(3)	Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.
(4)

The proposed maximum offering price per security and the proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(5)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, NOVEMBER 16, 2021

PROSPECTUS

LSB INDUSTRIES, INC.

$200,000,000

Common Stock

Preferred Shares

Depositary Shares

Subscription Rights

Debt Securities

Warrants

Purchase Contracts

Units

We may offer to the public from time to time in one or more series or issuances:

•	Common Stock;

•	Preferred shares;

•	Depositary shares;

•	Subscription rights;

•	Debt securities, including convertible debt securities, consisting of debentures, notes or other evidences of indebtedness;

•	Warrants to purchase our shares of Common Stock, preferred shares or debt securities;

•	Purchase contracts;

•	Units consisting of a combination of the foregoing securities; or

•	Any combination of these securities.

The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $200,000,000. This prospectus provides a general description of the securities that we may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained in this prospectus.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement.

Our shares of Common Stock are traded on the New York Stock Exchange under the symbol “LXU.” On November 15, 2021, the closing price of our shares of Common Stock was $9.43. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus, as described under “Risk Factors” on page 2.

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2021.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”), using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $200,000,000.

This prospectus provides you only with a general description of the securities that we may offer. Each time securities are sold under the shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under “Where You Can Find More Information” below.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “the Company,” “LSB,” “we,” “our” and “us” or other similar terms mean LSB Industries, Inc. and our consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

References to “Common Stock” refer to the common stock, par value $0.10 per share, of the Company.

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference in the prospectus contain statements that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements, including statements about industry trends and other matters that do not relate strictly to historical facts, are based on management’s expectations and assumptions, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements regarding:

•	projections of revenue, margins, expenses, earnings from operations, cash flows or other financial items;

•	plans, strategies and objectives of management for future operations, including statements relating to developments or performance of our products;

•	future economic conditions or performance;

•	the outcome of outstanding claims or legal proceedings;

•	assumptions underlying any of the foregoing;

•	any other statements that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future; and

•

statements described under the heading “Special Note Regarding Forward Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2020, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2021 in each case, filed with the SEC, which are hereby incorporated herein by reference.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the financial markets, as well as factors specific to us and our subsidiaries, as discussed under the heading “Risk Factors” in our Form 10-K and Form 10-Qs and other filings with the SEC and incorporated into this prospectus by reference.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above and elsewhere in this prospectus, including, without limitation, our Form 10-K and Form 10-Qs, or in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this prospectus is filed with the SEC. Unless specifically required by law, we undertake no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely affect our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any of our investors should consider all risks and uncertainties disclosed in our SEC filings, described under the section entitled “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

ii

THE COMPANY

Company Overview

LSB manufactures and sells chemical products for the agricultural, mining, and industrial markets. The Company owns and operates facilities in Cherokee, Alabama, El Dorado, Arkansas, Cherokee, Alabama and Pryor, Oklahoma, and operates a facility for Covestro LLC in Baytown, Texas. LSB’s products are sold through distributors and directly to end customers throughout the United States and parts of Mexico and Canada.

Corporate Information

Our common stock is listed on the New York Stock Exchange under the ticker symbol “LXU.” Our principal executive offices are located at 3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma 73116, and our telephone number is (405) 235-4546. Our website address is www.lsbindustries.com. Neither our website nor any information contained on our website is part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the Commission, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

Unless otherwise set forth in an applicable prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include repayment of debt, capital expenditures, working capital, acquisitions and investments. Subject to compliance with our contractual obligations, we will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

DIVIDEND POLICY

We do not currently intend to pay dividends on our common stock. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

As disclosed in Note 1 in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (“September 30, 2021 Form 10-Q”), in August 2021, our board of directors declared a common stock dividend (“Special Dividend”) contingent on the closing of the Exchange Transaction (as discussed in Note 2 in our September 30, 2021 Form 10-Q). As a result of the stockholders’ approval and the closing of the Exchange Transaction, such Special Dividend was effected in the form of a stock dividend of 0.3 shares of our common stock, for each outstanding share of common stock (exclusive of common stock held in the treasury and the common shares issued as part of the Exchange Transaction), but the Special Dividend was contingent upon the stockholders’ approval of the proposals. As the result of the stockholders’ approval, the Special Dividend was paid through the issuance of approximately 9.1 million shares of common stock on October 8, 2021 to holders of record of common stock, including certain stock-based awards, on September 24, 2021 (the “Record Date”).

For financial reporting purposes, the Special Dividend was accounted for as a stock split in the form of a stock dividend. As a result, the following per share information disclosed in Note 2 in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 and Item 6 – Selected Financial Data in our Annual Report on Form 10-K for the year ended December 31, 2020 has been retroactively adjusted to reflect the Special Dividend.

	Three Months Ended		Three Months Ended		Six Months Ended
	March 31,		June 30,		June 30,
	2021	2020	2021	2020	2021	2020
Income (loss) per common share attributable to common stockholders:
Basic: Net income (loss)	$(0.63)	$(0.77)	$0.34	$(0.26)	$(0.28)	$(1.04)

Diluted: Net income (loss)	$(0.63)	$(0.77)	$0.32	$(0.26)	$(0.28)	$(1.04)

	Year ended December 31,
	2020	2019	2018	2017	2016
Income (loss) per common share attributable to common stockholders:
Basic and diluted:
Loss from continuing operations	$(2.71)	$(2.65)	$(2.87)	$(1.71)	$(4.06)
Income from discontinued operations, net of taxes	—	—	—	0.03	6.02

Net income (loss)	$(2.71)	$(2.65)	$(2.87)	$(1.68)	$1.96

PLAN OF DISTRIBUTION

Our Plan of Distribution

We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:

•	underwritten public offerings;

•	negotiated transactions;

•	block trades;

•	“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, at prevailing market prices; or

•	through a combination of these methods.

We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•

if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•

if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	the identity and relationships of any finders, if applicable; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms would act as principals for their own account or as agents for us. These remarketing firms would offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and would describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction would be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Any securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

GENERAL DESCRIPTION OF SECURITIES

We may offer and sell, at any time and from time to time, subject to applicable law:

•	Common Stock;

•	Preferred shares;

•	Depositary shares;

•	Subscription rights;

•	Debt securities, including convertible debt securities, consisting of debentures, notes or other evidences of indebtedness;

•	Warrants to purchase our shares of Common Stock, preferred shares or debt securities;

•	Purchase contracts;

•	Units consisting of a combination of the foregoing securities; or

•	Any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for or convertible into shares of Common Stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the Commission, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer, in the case of our common stock, under this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock and preferred stock, please refer to our Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”) and Amended and Restated Bylaws, as amended (our “Bylaws”), which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law may also affect the terms of these securities.

Authorized capital stock

Our authorized capital stock consists of

•	150,000,000 shares of common stock, $0.10 par value per share;

•	250,000 shares of preferred stock, $100 par value per share (“Preferred Stock”); and

•	5,000,000 shares of Class C Preferred Stock, no par value (“Class C Preferred Stock”).

Common Stock

On October 27, 2021, 88,824,475 shares of our common stock were issued and outstanding, excluding 1,017,823 shares held in treasury. All outstanding shares of our common stock are duly authorized, fully paid and nonassessable.

Dividends. Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, if, as and when declared by our board of directors, subject to any limitations applicable by law and to the rights of the holders, if any, of our preferred stock.

Liquidation. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Voting Rights. For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in the holder’s name. Holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a majority of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Other Rights and Restrictions. Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our Certificate of Incorporation and Bylaws do not restrict the ability of a holder of our common stock to transfer the holder’s shares of our common stock.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of our outstanding preferred stock and of any series of preferred stock which we may designate and issue in the future.

Listing. Our common stock is listed on the New York Stock Exchange under the symbol “LXU.”

Transfer Agent and Registrar. The transfer agent for our common stock is Computershare Limited.

Preferred Stock

Under our Certificate of Incorporation we have authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 250,000 shares of Preferred Stock, and 5,000,000 shares of Class C Preferred Stock.

The Preferred Stock and Class C Preferred Stock are issuable in one or more series, each with such designations, preferences, rights, qualifications, limitations and restrictions as our board of directors may determine in resolutions providing for their issuance. As of October 27, 2021, the following shares of Preferred Stock and Class C Preferred Stock are authorized:

•	20,000 shares of our Series B 12% cumulative, convertible preferred stock, $100 par value (“Series B Preferred”), of which 20,000 shares are issued and outstanding;

•	1,000,000 shares of our Series D 6% cumulative, convertible Class C preferred stock no par value (“Series D Preferred”), of which 1,000,000 shares are issued and outstanding;

•	139,768 shares of our Series E-1 14% cumulative, redeemable Class C preferred stock, no par value (“Series E-1 Preferred”), of which no shares are issued and outstanding; and

•	1 share of our Series F-1 redeemable Class C preferred stock, no par value (“Series F-1 Preferred”), of which no shares are issued and outstanding.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including loss of voting control to others.

As of October 27, 2021, we had outstanding the following series of Preferred Stock and Class C Preferred Stock:

Series B Preferred, par value $100. Each share of the Series B Preferred:

•	is entitled to receive cumulative cash dividends, when and as declared by our board of directors, at the annual rate of 12% of the par value of each outstanding share;

•

is entitled to one vote for each outstanding share on all matters submitted to a vote of shareholders and votes together with our common stock and each series of voting preferred stock as a single class or as otherwise required by law;

•	is convertible, at any time and at the option of the holder, into 43.3333 shares of our common stock, subject to adjustment under certain conditions; and

•

in the event of our liquidation, each outstanding share will be entitled to be paid its par value, plus accrued and unpaid dividends, before any payment is made to holders of our common stock, but will not be entitled to participate any further in our assets.

Series D Preferred, no par value. Each outstanding share of Series D Preferred:

•	has a liquidation preference of $1.00 per share;

•	is to receive cumulative cash dividends, when and if declared by our board of directors, at the rate of 6% per annum of the liquidation preferences;

•

shall be entitled to .875 votes on all matters submitted to a vote of shareholders and vote together with our common stock and each series of voting preferred stock as a single class or as otherwise required by law;

•	shall have the right to convert one share of Series D Preferred into 0.325 share of our common stock, subject to adjustment under certain conditions;

•

in the event of our liquidation, dissolution or winding up or any reduction in our capital resulting from any distribution of assets to our shareholders, shall receive the sum $1.00, plus all accrued and unpaid dividends, before any amount is paid to holders of our common stock; and

•	there shall be no mandatory or optional redemption of these shares.

Pursuant to our Certificate of Incorporation we are authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of the preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power or rights of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.

The summaries above of selected provisions of our common stock and preferred stock are qualified entirely by the provisions of our Certificate of Incorporation, our Bylaws and our debt agreements, all of which are included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read our Certificate of Incorporation, our Bylaws and our debt agreements. To the extent that any particular provision described in a prospectus supplement differs from any of the provisions described in this prospectus, then the provisions described in this prospectus will be deemed to have been superseded by that prospectus supplement.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

Our Certificate of Incorporation and Our Bylaws

Provisions of our Certificate of Incorporation and our Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

•

provide for the division of the Board into three classes, each class consisting as nearly as possible of one-third of the whole. The term of office of one class of directors expires each year; with each class of directors elected for a term of three years and until the stockholders elect their qualified successors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by a majority of directors then in office, even if less than a quorum, or by the sole remaining director;

•	provide that our Certificate of Incorporation and Bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding voting stock;

•	provide that special meetings of our stockholders may only be called by our chairman or by a majority of the directors then in office;

•

provide that the affirmative vote of the holders of not less than two-thirds of the outstanding voting stock of LSB voting as a single class shall be required for the approval or authorization of any (i) merger or consolidation of LSB with or into any other corporation, or (ii) sale, lease or exchange of all or substantially all of the assets of LSB to or with any other corporation, person or entity; provided, however, that such two-thirds voting requirement shall not be applicable if (a) LSB is merged with a corporation in which at least two-thirds of the outstanding shares of each class of stock of such corporation is owned by LSB, or (b) if a transaction described in clauses (i) or (ii) above has been approved by a vote of at least a majority of the members of the board of directors of LSB. If such two-thirds voting requirement of the outstanding voting stock of LSB shall not be applicable under the provisions of clauses (a) or (b) above, then in such event transactions specified in (i) or (ii) above shall require only such affirmative vote as is required by law, regulation or any other provision of our Certificate of Incorporation; and

•	provide that our Bylaws can be amended by our board of directors.

Limitations of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our Bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in Certificate of Incorporation and the indemnification agreements facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

DESCRIPTION OF OUR DEPOSITARY SHARES

This section describes the general terms and provisions of any depositary shares we may issue. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may issue depositary receipts representing interests in a particular series of preferred shares which are called depositary shares. The series of preferred shares which are the subject of depositary shares will be deposited by us with a depositary to be named in the applicable prospectus supplement, which will hold the preferred shares for the benefit of the holders of the depositary shares in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred shares to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in the preferred shares.

While the deposit agreement relating to a particular series of preferred shares may have provisions applicable solely to that series of preferred shares, all deposit agreements relating to preferred shares we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred shares of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred shares an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Shares

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred shares, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of preferred shares held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those preferred shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred shares to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of a depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of preferred shares (or fraction of a share) which is represented by the depositary share.

Conversion

If a series of preferred shares are convertible into shares of Common Stock or other of our securities or property, holders of depositary shares relating to that series of preferred shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of Common Stock or other securities or property into which the number of preferred shares (or fractions of shares) to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred shares to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if: (i) all outstanding depositary shares to which it relates have been redeemed or converted; and/or (ii) the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred shares to which the depositary shares relate; (ii) regarding compensation of the depositary; (iii) regarding resignation of the depositary; (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (v) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of Common Stock, preferred shares, depositary shares, debt securities, warrants, purchase contracts or units or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us, and they may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of Common Stock, preferred share, depositary share, debt security, warrant, purchase contract or unit upon the exercise of the subscription right;

•	the number of subscription rights issued to each shareholder;

•	the number and terms of each share of Common Stock, preferred share, depositary share, debt security, warrant, purchase contract or unit that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of the material terms of any subscription rights we offer will be a summary and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information.”

DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We will issue any debt under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $200,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $200,000,000.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of our outstanding preferred units and existing indebtedness limit our ability to issue certain securities and incur new indebtedness. See “Risk Factors—Risks Related to Our Liquidity—Our substantial indebtedness level, including dividend requirements relating to our preferred stock, could limit our financial and operating activities, and adversely affect our ability to incur additional debt to fund future needs” in our 2020 Annual Report. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Commission.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for our shares of Common Stock or preferred shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Conversion Rights

We may issue debt securities which can be exchanged for or converted into our shares of Common Stock or preferred shares, subject to applicable law. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Guarantees

Our payment obligations under any series of the debt securities may be guaranteed by one or more of our subsidiaries; however, we have not registered any such guarantees with the Commission and, in order to provide such guarantees, we would be required to file a separate registration statement or file an amendment to the registration statement of which this prospectus forms a part with respect to such guarantees. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries or any other persons.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

•

failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

•	failure to make a payment of any interest on any debt security of such series when due;

•	our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

•	certain events relating to our bankruptcy, insolvency or reorganization; and

•	certain cross defaults, if and as applicable.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of LSB, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase our shares of Common Stock, preferred shares or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement and subject to applicable law. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for our shares of Common Stock and the number of shares of Common Stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for our preferred shares, the number of preferred shares to be received upon exercise of the warrants, and a description of that series of our preferred shares;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

•	if applicable, the date from and after which the warrants and the shares of Common Stock, preferred shares or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of equity securities issued by us or debt or equity securities issued by third parties as specified in the applicable prospectus supplement. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the material terms of the purchase contracts. This description herein and in the prospectus supplement will be a summary, and reference is made to the purchase contracts, and, if applicable, collateral or depositary arrangements relating to the purchase contracts, which will be filed with the SEC each time we issue purchase contracts. If any particular terms of the purchase contracts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the purchase contracts also will be discussed in the applicable prospectus supplement.

DESCRIPTION OF OUR UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with shares of Common Stock, preferred shares, depositary shares, subscription rights, debt securities, warrants or purchase contracts offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of Common Stock, preferred shares, depositary shares, subscription rights, debt securities, warrants and purchase contracts in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

•	the rights and obligations of the unit agent, if any;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock”, “Description of Our Depositary Shares”, “Description of Our Subscription Rights”, “Description of Our Debt Securities”, “Description of Our Warrants,” and “Description of Our Purchase Contracts” will apply to each unit and to any shares of Common Stock, preferred shares, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains an Internet site at http://www.sec.gov that contains the reports, statements and other information about issuers, such as us, who file electronically with the Commission. We also maintain a website at www.lsbindustries.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Commission allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with Commission rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 25, 2021 (the “2020 Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed on April 29, 2021;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed on July 29, 2021;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed on November 2, 2021;

•	the information in our proxy statement filed on April 19, 2021, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020;

•

our Current Reports on Form 8-K filed with the Commission on May 18, 2021, July 20, 2021, September  22, 2021, September 27, 2021 and September 29, 2021 (other than portions of those documents furnished or not otherwise deemed to be filed); and

•

The description of our common stock contained in our registration statement on Form 8-A (File No. 001-07677) filed with the Commission on October 24, 2008, including any amendment or report filed for the purpose of updating such description, as supplemented by the description of our common stock contained in Exhibit 4.15(a) to our Annual Report on Form 10-K for the year ended December 31, 2020.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents), at no cost to you. Any such request should be directed to: LSB Industries, Inc., 3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma, Attention: Office of the Secretary.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the securities offered by this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of LSB Industries, Inc. appearing in LSB Industries, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LSB Industries, Inc.

$200,000,000

Common Stock

Preferred Shares

Depositary Shares

Subscription Rights

Debt Securities

Warrants

Purchase Contracts

Units

PROSPECTUS

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. The expenses relating to the registration of the securities will be borne by the registrant.

SEC Registration fee	$18,540
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Blue sky fees and expenses	(1)
Printing expenses	(1)
Miscellaneous fees and expenses	(1)

Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Company is incorporated under the General Corporation Law of the State of Delaware (the “DGCL”).

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

The Certificate of Incorporation also contains indemnification rights for the directors and officers. Specifically, the Certificate of Incorporation provides for the indemnity of the officers and directors to the fullest extent authorized by the DGCL.

In addition, the DGCL permits the Company and its subsidiaries to purchase and maintain insurance on behalf of any person who is a director or officer for acts committed in their capacities as such directors or officers. The Company currently maintains such liability insurance.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3(i).1	Restated Certificate of Incorporation of LSB Industries, Inc., dated January 21, 1977, as amended August 27, 1987, incorporated herein by reference to Exhibit 3(i).1 to the Company’s Form 10-K filed on February 28, 2013.

3(i).2	Certificate of Amendment to the Restated Certificate of Incorporation of LSB Industries, dated September 23, 2021

3(ii).1	Amended and Restated Bylaws of LSB Industries, Inc. dated August 20, 2009, as amended February 18, 2010, January 17, 2014, February 4, 2014 and August 21, 2014, incorporated herein by reference to Exhibit 3(ii).1 to the Company’s Form 8-K filed on August 27, 2014.

3(ii).2	Fifth Amendment to the Amended and Restated Bylaws of LSB Industries, Inc., dated as of April 26, 2015, incorporated herein by reference to Exhibit 3(ii) to the Company’s Form 8-K filed on April 30, 2015.

3(ii).3	Sixth Amendment to the Amended and Restated Bylaws of LSB Industries, Inc., dated as of December 2, 2015, incorporated herein by reference to Exhibit 3(ii) to the Company’s Form 8-K filed on December 8, 2015.

3(ii).4	Seventh Amendment to the Amended and Restated Bylaws of LSB Industries, Inc., dated as of December 22, 2015, incorporated herein by reference to Exhibit 3(ii) to the Company’s Form 8-K filed on December 29, 2015.

3.1	Certificate of Designations of Series G Class C Preferred Stock of LSB Industries, Inc., as filed with the Secretary of State of the State of Delaware on July 6, 2020, incorporated herein by reference to Exhibit 3(ii) to the Company’s Form 8-K filed on July 6, 2020.

4.2	Specimen Certificate for the Company’s Common Stock, incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 ASR filed November 16, 2012.

4.3*	Form of Preferred Share Certificate

4.4*	Form of Deposit Agreement

4.5*	Form of Depositary Receipt

4.6*	Form of Subscription Rights Agreement (including form of subscription rights certificate)

4.7*	Form of Indenture

4.8*	Form of Common Stock Warrant Agreement and Warrant Certificate

4.9*	Form of Preferred Shares Warrant Agreement and Warrant Certificate

4.10*	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.11*	Form of Stock Purchase Contract (including form of stock purchase contract certificate)

4.12*	Form of Unit Agreement (including form of unit certificate)

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ernst & Young, LLP Independent Registered Public Accounting Firm

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page)

25.1**	Statement of Eligibility of Trustee Under Debt Indenture

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however , that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act; Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) If and when applicable, the undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, LSB Industries, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 16th day of November, 2021.

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
	Name:	Mark T. Behrman
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each officer and director of LSB Industries, Inc. whose signature appears below constitutes and appoints Mark T. Behrman and Michael Foster, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark T. Behrman Mark T. Behrman	President and Chief Executive Officer (Principal Executive Officer) and Director	November 16, 2021

/s/ Cheryl A. Maguire Cheryl A. Maguire	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 16, 2021

/s/ Richard W. Roedel Richard W. Roedel	Chairman of the Board of Directors	November 16, 2021

/s/ Jonathan S. Bobb Jonathan S. Bobb	Director	November 16, 2021

/s/ Barry H. Golsen Barry H. Golsen	Director	November 16, 2021

/s/ Kanna Kitamura Kanna Kitamura	Director	November 16, 2021

/s/ Steven L. Packebush Steven L. Packebush	Director	November 16, 2021

/s/ Diana M. Peninger Diana M. Peninger	Director	November 16, 2021

/s/ Richard S. Sanders Jr. Richard S. Sanders Jr.	Director	November 16, 2021

/s/ Lynn F. White Lynn F. White	Director	November 16, 2021